Exhibit 99.1

SharkReach, Inc. ("SharkReach®" or the "Company") (SHRK) a millennial influence marketing company today announced that on July 14, 2016, it entered into a definitive agreement to acquire 100% of the 30+ year old advertising and marketing agency, Mastermind Involvement Marketing, LLC ("Mastermind" or "MIM"). The transaction is structured in cash and stock, with SharkReach acquiring MIM and merging MIM into a wholly owned subsidiary of the Company.

The total purchase price for 100% of MIM is approximately $16 million in cash and stock of the Company, including all earn outs, spread out over a two and a half year period at the then current trading price of the stock at the time of issuance. Among other closing conditions, the transaction is subject to the Company entering into definitive employment agreements, Lock Up agreements and related agreements with MIM's principals and the completion of an audit of MIM.

For over 30 years, Mastermind has been an award winning industry leader.  Advertising Age, the leading global source of news, intelligence and conversation for marketing and media communities, designated Mastermind as "An Ad Age Top-50 integrated marketing agency" with experience working with a diverse group of clients over its 30+ year history. Its clients include, The Home Depot, Hanes, Georgia-Pacific, Macy's, Bayer and CITI. (See more comprehensive list of past and present clients below or you can go to: http://www.mastermindmarketing.com/clients.html)

Product names, logos, brands and other trademarks referred to are the property of their respective trademark holders. These trademark holders are not affiliated with, nor sponsor or endorse Mastermind Involvement Marketing, LLC.

Steve Smith, the Company's CEO said, "This transaction with Mastermind gives us immediate access to its Fortune 100 clients in a variety of industries, providing us with the opportunity to introduce influencer marketing and integrated data services to Mastermind's award winning creative, social and strategy to our client base.  We also immediately acquire a steady cash flow with annual growth, a stellar management team, with top line revenues last year of just under $3,900,000 with EBITDA of over 30% (based upon internal unaudited financial information provided by Mastermind in connection with the Merger Agreement). This is the first step in our plan to build shareholder value through additional mergers, acquisitions and strategic alliances.

"Not only are we gaining a successful counterpart and its many contracts in this transaction, we are also getting two recognized and seasoned professionals with a long list of achievements in the sector, who will add strategy, creative and management expertise to the Company."

Dan Dodson, the CEO of Mastermind said: "Mike Gelfond and I are extremely excited joining the growing SharkReach organization. Our client work and business philosophies are a natural fit.  Steve has built a great team, and influencer marketing is a space that the combined entity will flourish."

Kevin Harrington, an original "Shark" on "Shark Tank", who has previously agreed to join the Company's Board and who assisted the Company in this acquisition, stated: "I couldn't be more excited to see Dan & Mike joining forces with us at SharkReach. We all see great synergy and rapid growth ahead. When combined with other upcoming acquisitions in the pipeline for this summer, we are to quote Forbes", referring to a Company PR issued February 3, 2016 "Forbes Article Says SharkReach, Inc. "Poised to Skyrocket" .

About Mastermind Involvement Marketing, LLC.

Mastermind Involvement Marketing, LLC is an award-winning digital marketing agency that creates, designs and develops branding and marketing campaigns primarily for large corporate clients. Founded in 1984, it has been pioneering new ways to connect consumers with products and services. Headquartered in Atlanta, GA., the company has 20 over full time employees. Its clients include Bayer, Harman International, Harley-Davidson, Citi and Staples.

MIM specializes in "Involvement Marketing", a customer conversion initiative that helps brands involve more of the right customers, with the right message, at the right time, driving acquisition, cross-sell, up-sell, retention and advocacy. Mastermind focuses on converting prospects to customers, interacting with those customers, retaining customers for longer periods, and turning customers into advocates. Its services , including creating and managing digital content, designing websites, social media and sharing, campaigns, mobile merchandising, communications, promotions and branding.

Dan Dodson, Founding Partner and CEO

Dan is the founding partner and current CEO of Mastermind Involvement Marketing, LLC. He has a wealth of experience working with leading brands in almost every industry including 7/11, AT&T, Bank of America, Bayer, BMW, Chase, Chick-fil-A, Ciba Vision, Citi, The Coca-Cola Company, Coors Brewing Company, Dreyer's, ESPN, Fruit-of-the-Loom, Georgia-Pacific, Hanes, Harley-Davidson, Harman, The Home Depot, Johnson & Johnson, Kodak, Kroger, Macy's, Mazda, MTV, Nabisco, NBC, Nestle, Saks 5th Avenue, Sears, Sharp Electronics, Shell, UPS, Valvoline, Verizon, and many others.

Under his leadership, Mastermind has grown into a nationally-recognized, award-winning integrated marketing & digital agency that ranks in the top fifty according to Ad Age and has been named a Chief Marketer top shop every year since the list's inception.  Dan is a renowned expert in Involvement Marketing --leveraging social, mobile, digital and promotion to get more people involved with the right brand benefits at the right time to drive revenue and delivers measurable ROI.  He has been published in numerous leading trade publications and spoken about Involvement Marketing at conferences and trade shows around the world.

Michael Gelfond, Partner and EVP

Michael Gelfond is Partner and the current Executive Vice President of Mastermind Involvement Marketing, LLC and is an award-winning leader in digital advertising with a proven track record for impactful results and success for his clients and agencies. During his career Mike has managed some of the world's most well-known brands such as AGCO, Bayer, Coca-Cola, ING, Pebble Beach Resorts, Roche, TheLadders.com, The Home Depot and The NFL Network, to name a few.

After graduating from the University of Georgia in 1995 Gelfond started his career with iXL, one of the first global digital agencies. After a successful IPO, Mike and other colleagues saw an opportunity to spin the Atlanta operations private and launched Creative Digital Group in 2002. After building Creative Digital into one of the Southeast's fastest-growing interactive agencies, they were acquired by LBi (DigitasLBi), the world's premier independent global digital agency, in 2007. After pioneering this successful venture, Gelfond left in the summer of 2010 and joined Mastermind Marketing. Mike is a frequent speaker and contributor to National and Southeast TV, radio and print on all matters digital. In 2010, he was a recipient of Atlanta Business Chronicle's 40 Under 40 award.

For more information on Mastermind Involvement Marketing, please visit the company' website at: http://www.mastermindmarketing.com/index.html

About SharkReach, Inc.

SharkReach, Inc. (SHRK). SharkReach is a disruptive millennial media company that combines the strength of an influencer owned network with proprietary technology for creating, posting, managing and monitoring branded sharable content. It has shown that is has the unique ability to reach the Gen Y and Millennial demographic and it has an aggregate reach of  2.9 Billion!

SharkReach as one of the first companies in this space is the established leader in Influencer Marketing. It presently has the largest footprint, and plans to further enlarge its market share through an aggressive acquisition campaign to grow the Company at a faster rate than merely through organic growth..

What sets SharkReach apart from other companies in the marketplace is that its influencers (both grass roots individuals and celebrities) are also its shareholders and that its network has a larger market reach than the top 5 television networks combined!

Millennials demand exacting standards in the products and services that are essential to satisfying their social conscience and personal needs. They are the first of several generations to come that will veer away from traditional media. They do NOT watch television, and they do not trust brands and commercials. Their purchasing decisions are impacted by the individuals, friends, and celebrities that they follow on Social Media and YouTube.

Historically, and in this order, television, radio, magazine and newspaper advertising were the ways to reach clients. To reach more clients and to increase sales, Celebrity Endorsements were added to Brands to increase the effectiveness of these traditional media outlets.

Sponsored Social Media,Influencer Marketing, now sits atop the field!

In a recent report of the most effective marketing ratings, Influencer Marketing, in absolute ratings, beat Celebrity Endorsements, Television, Radio, Magazine and Newspaper advertising.

Our Tracking & Reporting platform and quantifying systems enable clients to select suitable Influencers and to track campaigns in ways they have not been available before.

For more information on SharkReach, please visit the Company's website at http://www.SharkReach.com.

To be added to the SharkReach® investor email list, please email investor@sharkreach.com  with SHRK in the subject line.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov

Contacts:

Investor Relations
Bruce Haase
RedChip Companies, Inc.
Tel: +1-800-733-2447, ext. 131
bruce@redchip.com
http://www.redchip.com

Corporate
Steve Smith, CEO
SharkReach, Inc.
T. +1-888-481-6161
F. +1-888-481-6161
http://www.sharkreach.com